Exhibit 99.1

Ziopharm Oncology Announces Proposed Public Offering of Common Stock

BOSTON, MA Feb. 4, 2020 (GLOBE NEWSWIRE) — Ziopharm Oncology, Inc. (Nasdaq:ZIOP) today announced that it intends to offer and sell shares of its common stock in an underwritten registered public offering. All of the shares in the offering are to be sold by Ziopharm. Ziopharm also intends to grant the underwriters a 30-day option to purchase up to an additional fifteen percent (15%) of the number of shares of common stock offered in the public offering at the public offering price, less underwriting discounts and commissions. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Jefferies is acting as sole book-running manager for this offering and Cantor is acting as lead manager for this offering.

The securities are being offered pursuant to a shelf registration statement on Form S-3ASR, which became automatically effective upon filing with the Securities and Exchange Commission (SEC) on June 21, 2019. The offering will be made only by means of a prospectus supplement and accompanying prospectus that form a part of the registration statement. A preliminary prospectus supplement relating to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

When available, copies of the preliminary prospectus supplement and the accompanying prospectus relating to these securities may be obtained for free from Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, or by telephone at +1 877 821 7388 or by email at Prospectus_Department@Jefferies.com; or Cantor Fitzgerald & Co., Attention: Capital Markets, 499 Park Avenue, 6th Floor, New York, New York 10022, or by email at prospectus@cantor.com.

About Ziopharm Oncology, Inc.

Ziopharm Oncology is an immuno-oncology company focused on developing end-to-end cost-effective solutions using its non-viral Sleeping Beauty platform for T-cell receptor (TCR) and chimeric antigen receptor (CAR) T-cell therapies and immune-stimulating gene therapy with Controlled interleukin 12 (IL-12).

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding Ziopharm’s expectations regarding the proposed public offering. Words such as “anticipates,” “believes,” “expects,” “intends,” “projects,” “anticipates,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions and no assurance can be given that the proposed securities offering discussed above will be consummated on the terms described or at all. Completion of the proposed offering and the terms thereof are subject to numerous factors, many of which are beyond the control of Ziopharm, including, without limitation, market conditions, failure of customary closing conditions and the risk factors and other matters set forth in Ziopharm’s Quarterly Report on Form 10-Q for the period ended September 30, 2019 and other filings Ziopharm makes with the SEC from time to time. Ziopharm undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Contacts for Ziopharm Oncology:

Chris Taylor

VP, Investor Relations and Corporate Communications

T: 617-502-1881

E: ctaylor@ziopharm.com